Exhibit 10.2

AMENDMENT NO. 4
TO
EMPLOYMENT AGREEMENT
(Robert McCormick)

This AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into, effective as of January 1, 2019 (the “Effective Date”), by and between Robert McCormick (“Executive”) and Douglas Dynamics, Inc., a Delaware corporation (the “Company”).

WHEREAS, Executive and the Company are party to that certain Employment Agreement, dated as of September 7, 2004 (the “Employment Agreement”), as amended; and

WHEREAS, the Company and Executive wish to amend the Employment Agreement as provided for herein, effective as of the Effective Date, to reflect certain changes to Executive’s title, compensation and termination benefits.

NOW, THEREFORE, in consideration of the foregoing, the Employment Agreement is amended as follows, effective as of the Effective Date:

1.                                      The title “VP & Chief Financial Officer” in Section 1(a) of the Employment Agreement shall be replaced by the title “President and Chief Executive Officer.”

2.                                      The salary rate set forth in Section 2(a) of the Employment Agreement shall be increased from $22,500 per month to $575,000 per year.

3.                                      Section 3(a) of the Employment Agreement shall be restated in its entirety to read as follows:

“(a)                           Performance-Based Bonus.  Executive shall be eligible for performance-based bonuses awarded on an annual calendar year basis provided the Company achieves financial objectives established by the Company’s management and approved by the Board for such calendar year.  Executive shall be provided the opportunity to earn up to an additional 150% of Executive’s annual Base Salary then in effect in performance-based bonus compensation.  Performance-based bonuses that are earned with respect to any calendar year will be payable no later than the end of the first calendar quarter of the following calendar year.  Notwithstanding anything herein to the contrary, in the event the Company does not achieve the financial objectives approved by the Board for any calendar year, Executive will only be entitled to receive a performance-based bonus pursuant to this Section 3(a) for such calendar year if the Board, in its sole and absolute discretion, elects to pay such a bonus to Executive.”

4.                                      The last sentence of Section 6(g) of the Employment Agreement shall be restated in its entirety to read as follows:

“After the Termination Date, no further compensation will be payable under this Agreement except that (1) Executive shall receive (A) the accrued portion of any salary and vacation hereunder through the Termination Date and (B) a pro rata portion of the performance-based bonus for the calendar year in which the Termination Date occurs, equal to the total performance-based bonus that would have been payable had Executive remained employed for all of such calendar year multiplied by a fraction, the numerator of which is the number of days elapsing in such calendar year through the date Executive’s employment terminates and the denominator of which is 365, payable in the calendar year following the performance period less, in the case of both (A) and (B), requisite withholdings for tax and social security purposes and (2) Executive shall be entitled to exercise all vested Executive Options in accordance with their terms for a period of one hundred eighty (180) days after such Termination Date.”

5.                                      The amount of severance in Section 6(d)(ii) of the Employment Agreement shall be increased from twelve (12) months of Executive’s Base Salary (as defined in the Employment Agreement) to twenty-four (24) months of Executive’s Base Salary.

6.                                      The addresses for notice to the Company and Douglas (as defined in the Employment Agreement) in Section 11(a) of the Employment Agreement are updated as follows:

To the Company:

Douglas Dynamics, Inc.
7777 North 73rd Street
Milwaukee, Wisconsin 53223
Attention:  Chief Financial Officer
Fax:  (414) 354-8448

To Douglas:

Douglas Dynamics, L.L.C.
7777 North 73rd Street
Milwaukee, Wisconsin 53223
Attention:  Chief Financial Officer
Fax:  (414) 354-8448

With copy to:

Foley & Lardner LLP
777 E. Wisconsin Ave.
Milwaukee, Wisconsin 53202
Attention:  Jay O. Rothman
Fax:  (414) 297-4900

7.                                      Except as expressly provided herein, the provisions of the Employment Agreement shall remain in full force and effect and are hereby ratified and confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

DOUGLAS DYNAMICS, INC.

By:	/s/ Sarah Lauber
Name:	Sarah Lauber
Title:	Chief Financial Officer and Secretary

EXECUTIVE

/s/ Robert McCormick
Robert McCormick

[Signature page to Amendment No. 4 to Employment Agreement]